Exhibit 10.115

CATALDO INVESTMENT GROUP

Calypte Biomedical Corporation
1265 Harbor Bay Parkway
Alameda, CA 94502

Re: Cataldo Investment Group (“CIG”)
With Calypte Biomedical Corporation
(“CALY” or the “Company”)

Dear Ms. Katz:

The within is to confirm that as of May 9, 2002, the terms of the independent CIG investment proposal will be amended as stated herein:

CIG is agreeable to arranging for an aggregate of $1,400,000 within 90 days of May 10, 2002 as a combination of equity investments and/or convertible debentures from accredited investors for the express purpose of utilizing said funds to continue the operation of the Company’s business.

It is understood that the Company has issued a press release announcing that the Company is in danger of shutting down its operations and may be compelled to close its doors. Resultantly, the within amended proposal is subject to the following:

a)	An aggregate of $5,000,000 to be invested in CALY prior to May 10, 2003, subject to terms negotiated in separate independent arms-length transactions with accredited investors;

b)
Mr. Anthony Cataldo to serve as Executive Chairman of the Company with authority to utilize the services of financial business or management consultants and/or professionals, accountants, attorneys etc. as he may deem necessary to accomplish the goal of re-starting and continuing the Company’s business operations going forward;

c)	Mr. Cataldo, to obtain authority from the Board to disburse investment funds attributed to CIG; and

d)
Mr. Cataldo, to have the right to appoint new directors, which directors may constitute a majority of the Board, within 30 days of the date hereof. The current Board of Directors will continue to serve during the interim period and, thereafter, continue to work with Mr. Cataldo in the interest of the Company and its stockholders.

e)	The within amendment to supercede any prior understandings or agreements whether oral or written.

If the foregoing is agreeable, please acknowledge your consent to the within and provide a confirmation of an Officer’s Certificate and/or Board Resolution concerning the amendment.

Very truly yours,

CATALDO INVESTMENT GROUP

By:	/s/ ANTHONY J. CATALDO
ANTHONY J. CATALDO

AGREED TO AS OF MAY 9, 2002:

CALYPTE BIOMEDICAL CORPORATION

By:	/s/ NANCY E. KATZ
NANCY KATZ, President and CEO